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EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

To the Board of Directors
Torbay Holdings, Inc.
140 Old Country Road
Suite 205
Mineola, NY 11501



We consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 4, 2003, relating to the consolidated financial statements of Torbay Holdings, Inc.'s and subsidiary which appears in Torbay Holdings, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on April 15, 2003.


                                   /s/  WEINBERG  &  COMPANY,  P.A.
                                   ---------------------------------------
                                   WEINBERG  &  COMPANY,  P.A.
                                   Certified  Public  Accountants

Boca Raton, Florida
February 24, 2004